EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of L-1 Identity Solutions, Inc., of our report dated March 16, 2006, except for Note 15, as to which the date is May 1, 2006, relating to our audit of the consolidated financial statements of Iridian Technologies, Inc. and Subsidiaries, which is incorporated by reference into the Current Report on Form 8-K/A of L-1 Identity Solutions, Inc. filed on October 2, 2006.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania

October 4, 2006